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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                                October 31, 2000
                                ----------------



                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                  ---------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    New York
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                    0-21168                        13-3253392
                    -----------------------------------------
          (Commission File Number)       (IRS Employer Identification Number)

                  5 East 80th Street, New York, New York 10021
                  --------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (212) 717-6544






                               Page 1 of 5 pages

                         Exhibit Index located on page 5




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ITEM 5.  OTHER EVENTS.

         On October 31, 2000 the Company consummated a private placement of 200 shares of a new series of preferred stock, designated Class B Series 4 Convertible Preferred Stock, par value $.01 per share ("Series 4 Preferred Stock"), for an aggregate purchase price of $2,000,000. Pursuant to the Stock Purchase Agreement between the Company and Crescent International Ltd. (the "Purchaser"), the Company also issued to the Purchaser a warrant (the "Incentive Warrant"), the terms of which provide that the Purchaser has the right to acquire up to 270,000 shares of the Company's common stock at an exercise price equal to $1.00 per share, subject to adjustment in certain circumstances, for a five-year period.

         The Series 4 Preferred Stock will, with respect to the distribution of assets on liquidation, dissolution or winding up of the Company, rank (i) senior and prior to the common stock of the Company and any other class or series of capital stock of the Company hereafter issued, the terms of which specifically provide that shares of such class or series shall rank junior to shares of the Series 4 Preferred Stock, (ii) on parity with any other class or series of capital stock of the Company hereafter issued, the terms of which specifically provide that shares of such class or series shall rank on parity with shares of the Series 4 Preferred Stock, and (iii) junior to the Class A Preferred Stock and any other class or series of capital stock of the Company hereafter issued, the terms of which specifically provide that shares of such class or series shall rank senior to shares of the Series 4 Preferred Stock.

         At any time after October 31, 2002, any or all of the oustanding shares of Series 4 Preferred Stock will, upon written request of the holders of a majority of the issued and outstanding shares thereof, be subject to redemption by the Company for either, at the option of the Company, (i)$12,000.00 in cash per share or (ii) the number of shares of common stock obtained by dividing $12,000.00 by the lower of $.82 and 92% of the average of the lowest three consecutive closing bid prices of the common stock during the 22 trading day period immediately preceding the date that redemption is requested. In addition, subject to certain adjustments, each share of the Series 4 Preferred Stock will be convertible at any time at the option of the holder thereof into the number of shares of common stock determined by dividing $10,000.00 by the lower of $.82 and 92% of the average of the lowest three consecutive closing bid prices of the common stock during the 22 trading day period immediately preceding the date that conversion is requested. The holders of shares of Series 4 Preferred Stock will have no voting rights and, if the Company fails to deliver certificates for shares of common stock upon redemption or conversion of the Series 4 Preferred Stock, will receive dividends at a rate of 8.0% per annum, payable in cash in quarterly installments.

         Pursuant to a Registration Rights Agreement between the Company and the Purchaser, the Company has agreed to prepare and file a registration statement covering the resale of the shares of common stock issuable upon the conversion of the Series 4 Preferred Stock and the exercise of the Incentive Warrant and to keep the registration statement effective until 180 days after the later of the date that the exercise period expires for the Incentive Warrant (if it has not been exercised in full) and the date that all registrable securities issued or issuable to the Purchaser



                                Page 2 of 5 pages

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pursuant to the stock purchase agreement may be sold by the Purchaser without registration and without any time, volume or manner limitations pursuant to Rule 144(k) under the Securities Act.


ITEM     7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (c)   Exhibits

4.1 Stock Purchase Agreement, dated as of October 31, 2000, between Chromatics Color Sciences International, Inc. (the "Company") and Crescent International Ltd. (the "Purchaser")

4.2 Warrant, dated as of October 31, 2000, made by the Company in favor of the Purchaser

4.3 Registration Rights Agreement, dated as of October 31, 2000, between the Company and the Purchaser

4.4 Certificate of Amendment of the Certificate of Incorporation of the Company, dated as of October 31, 2000



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CHROMATICS COLOR SCIENCES
                                                  INTERNATIONAL, INC.


                                                  By: /s/ Darby S. Macfarlane
                                                      -----------------------
                                                      Name: Darby S. Macfarlane
                                                      Title: Chairperson

Date: November 3, 2000



                                Page 4 of 5 pages
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                                  EXHIBIT INDEX

4.1 Stock Purchase Agreement, dated as of October 31, 2000, between Chromatics Color Sciences International, Inc. (the "Company") and Crescent International Ltd. (the "Purchaser")

4.2 Warrant, dated as of October 31, 2000, made by the Company in favor of the Purchaser

4.3 Registration Rights Agreement, dated as of October 31, 2000, between the Company and the Purchaser

4.4 Certificate of Amendment of the Certificate of Incorporation of the Company, dated as of October 31, 2000



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